Exhibit 99.1

The Hanover Insurance Group, Inc. Prices A $375 Million Senior Notes Offering

WORCESTER, Mass., April 5, 2016 /PRNewswire/ — The Hanover Insurance Group, Inc. (NYSE: THG) today announced that it has priced a registered offering of $375 million aggregate principal amount of its senior, unsecured 4.50% Notes due April 15, 2026 (the “Notes”). The company plans to use the net proceeds from the issuance of the Notes to redeem its outstanding 7.50% notes due 2020 and 6.375% notes due 2021 and to pay related fees and expenses. The company anticipates that the debt offering will close on or around April 8, 2016, subject to customary closing conditions. J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Lloyds Securities Inc. are acting as joint book-running managers for the offering.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction. The offering is being made pursuant to an effective shelf registration filed with the Securities and Exchange Commission (“SEC”) on March 22, 2016. A prospectus and prospectus supplement related to this offering have been filed with the SEC.

Copies of the prospectus and related prospectus supplement may be obtained at no cost by visiting the SEC website at http://www.sec.gov. Alternatively, copies or information concerning this offering may be obtained by contacting the joint book-runners: J.P. Morgan Securities LLC at Attn: Investment Grade Syndicate Desk, 3rd Floor, 383 Madison Avenue, New York, NY 10179, telephone: 212-834-4533 or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, telephone: 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com or Lloyds Securities Inc. at 1095 Avenue of the Americas, New York, NY 10036, telephone: 212-930-8956 or by emailing David.Keller@lbusa.com.

About The Hanover

The Hanover Insurance Group, Inc., based in Worcester, Mass. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. For more than 160 years, The Hanover has provided a wide range of property and casualty products and services to businesses, individuals, and families. The Hanover distributes its products through a select group of independent agents and brokers. Together with its agents, the company offers specialized coverages for small and mid-sized businesses, as well as insurance protection for homes, automobiles, and other personal items. Through its international member company, Chaucer, The Hanover also underwrites business at Lloyd’s of London in several major insurance and reinsurance classes, including marine, property and energy.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations with respect to future events and financial performance and the debt offering, including the expected closing of the debt offering and the use of proceeds from the debt offering.

The company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in the company’s business that may affect future performance and that are discussed in readily available documents, including those risks which are discussed in readily available documents, such as the company’s annual report and other documents filed by the company with the SEC.

CONTACTS

Investors:	Media:
Oksana Lukasheva	Michael F. Buckley
(508) 855-2063	(508) 855-3099
olukasheva@hanover.com	mibuckley@hanover.com